Exhibit 10.24

Notice of Grant of Incentive Stock Options and Award Agreement	SVB FINANCIAL GROUP ID: 94-2875288 3003 Tasman Drive Santa Clara, CA 95054
Name Address City, State, Zip	Option Number: Plan: 2006 Equity Incentive Plan ID:

Grant Agreement:
Participant Name:
Employee ID:
Grant Number:
Grant Type:
Date of Grant:
Option Price per Share:
Total Option Price:
Expiration Date:
Vesting Schedule:
Vesting Date	Shares

Effective on the Date of Grant listed above, you (“you” or the “Participant”) have been granted an Incentive Stock Option to buy Shares of SVB Financial Group (the “Company”) stock at the Option Price listed in the Grant Agreement above (the “Option”).
Shares in each period will become fully vested on the dates shown in the Vesting Schedule, subject to you continuing to be a Service Provider through each such date (except as otherwise provided in this Award Agreement). Notwithstanding the foregoing, if your status as a Service Provider terminates as a result of your death or Disability, then 100% of the Shares subject to the Option will fully vest. Further, if your status as a Service Provider terminates as a result of your Retirement (as defined herein), then the Shares subject to the Option may be eligible for continued vesting as described in Section 2 of this Award Agreement.
The Option and any Shares, cash, or other property acquired in connection with the exercise of the Option will be subject to the terms and conditions of any malus or clawback policy adopted by the Company and as may be in effect from time to time, which will survive your termination as a Service Provider.

By your acceptance of the Option and your and the Company’s signatures below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Company’s 2006 Equity Incentive Plan and the Award Agreement, all of which are attached and made a part of this document.

SVB Financial Group	Date

Participant Name	Date

SVB FINANCIAL GROUP

INCENTIVE STOCK OPTION AWARD AGREEMENT

SVB Financial Group (the “Company”), pursuant to its 2006 Equity Incentive Plan, as amended from time to time (the “Plan”) and this Incentive Stock Option Award Agreement (the “Award Agreement”), has granted to Participant an Option to purchase shares of the Common Stock of the Company (“Shares”). This Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Defined terms not explicitly defined in this Award Agreement shall have the same definitions as in the Plan or in the Notice of Grant of Stock Options (“Notice of Grant”), to which this Award Agreement is attached.

The details of your Option are as follows:

1.    TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of Shares subject to this Option is set forth in the Notice of Grant.

2.    VESTING. Subject to the limitations and exceptions contained herein, the Shares will vest (become exercisable) as set forth in the Notice of Grant until either (i) you cease to be a Service Provider for any reason, or (ii) this Option becomes fully vested. Notwithstanding the foregoing, if your status as a Service Provider terminates as a result of your death or Disability, then 100% of the Shares subject to the Option will fully vest. Further, and notwithstanding the foregoing, if your status as a Service Provider terminates as a result of your Retirement, and provided that upon such termination date you are a “Good Leaver” (as defined below) (such termination date, the “Retirement Date”) and provided further that your Retirement Date is not within the six (6) month period following the Date of Grant, the then-unvested Shares subject to the Option will remain outstanding and will continue to vest on the vesting dates shown in the Vesting Schedule (and notwithstanding the fact that you are not a Service Provider on the applicable vesting date), subject to you remaining in “Good Standing” at all times on or following the Retirement Date and through the applicable vesting date shown in the Vesting Schedule. Following the Retirement Date, in order to vest in the Shares subject to the Option on an applicable vesting date, you must complete a Certification Notice no later than seven (7) business days prior to the applicable vesting date (the “Certification Notice Deadline”), certifying that you remain in Good Standing. The Certification Notice will be provided to you by the Company prior to the Certification Notice Deadline and must be completed and submitted in the form and manner determined by the Company. If the Certification Notice is not completed and submitted to the Company by the Certification Notice Deadline, or, if at any time following the Retirement Date you are not in Good Standing, the then-unvested Shares subject to the Option will terminate and you will have no further rights thereunder.

For purposes of this Award Agreement, “Good Leaver” means that (i) you have provided the Company notice of your intent to terminate your status as a Service Provider no later than six (6) months prior to your Retirement Date, and (ii) you have provided satisfactory assistance to the Company to transition your duties as a Service Provider (as determined in the sole discretion of the Company). Any determination as to whether you are a Good Leaver will be made in the sole discretion of the Company.
For purposes of this Award Agreement, “Good Standing” means that at all times following the Retirement Date and through each applicable vesting date shown in the Vesting Schedule, you (i) have not acted in a manner that is harmful to the Company (including by disparaging any members of the Board or any members of the Company’s senior management team); (ii) did not engage in any act or omission prior to the

Retirement Date that could have constituted grounds for the Company to terminate you as a Service Provider for “cause” under the terms of any agreement between the Company and you or any Company plan or policy (including any such act or omission that is discovered after your employment with the Company); (iii) have cooperated with any investigation, lawsuit, regulatory or similar matter related to the period of your employment with the Company or related to any matter that you could reasonably be expected to have knowledge; (iv) have not breached any agreement between you and the Company (including any agreement obligating you to maintain the confidentiality of any Company confidential information and/or trade secrets); (v) have not committed any felony or have not committed any misdemeanor involving moral turpitude, in each case, whether or not related to the business of the Company, that could bring reputational harm to the Company; (vi) have not, directly or indirectly, solicited for employment or other services any employee of the Company (or any former employee who was employed by the Company during the twelve (12)-month period immediately preceding the Retirement Date); (vii) have not, directly or indirectly, solicited any client or customer of the Company to engage in a business that competes with the business of the Company or caused or attempted to cause any client or customer of the Company to diminish its business with the Company; (viii) have not engaged in any capacity in any business or other activity that competes with any business of the Company anywhere where the Company engages in such business; and (ix) have not brought any suit or other claim against the Company, whether or not related to your role as a Service Provider. Nothing herein is intended to limit your rights under applicable law to provide truthful information to any governmental entity or to file a charge with or participate in an investigation conducted by any governmental entity. Any determination as to whether you are in Good Standing will be made in the sole discretion of the Company.
For purposes of this Award Agreement, “Retirement” means that you cease to be a Service Provider on or after reaching fifty-five (55) years of age and following a minimum of ten (10) years of continuous service as an Employee to the Company or its Affiliates.

3.    OPTION PRICE AND METHOD OF PAYMENT.

(a)    Option Price. The Option Price per Share is the price set forth in the Notice of Grant, such price being not less than one hundred percent (100%) of the fair market value of the Common Stock on the Date of Grant of this Option.

(b)    Method of Payment. Payment of the Option Price per Share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by Applicable Laws, to make payment of the Option Price under one of the following alternatives:

(i)    Payment of the Option Price per Share in cash (including check) at the time of exercise;

(ii)    Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned Shares, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise;

(iii)    Consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
(iv)    Payment by a combination of the methods of payment permitted by Section 3(b)(i), (ii), and (iii) above.

4.    WHOLE SHARES. This Option may only be exercised for whole Shares.

5.    SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary in the Plan or this Award Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of the Option prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state, or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state, or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Award Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

6.    TERM. The term of this Option commences on the Date of Grant and expires on the Expiration Date, unless this Option expires sooner as set forth below or in the Plan. In no event may this Option be exercised on or after the Expiration Date. This Option shall terminate prior to the Expiration Date as follows: three (3) months after your termination as a Service Provider unless one of the following circumstances exists:

(a)    Your termination as a Service Provider is due to your Disability. This Option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination. You should be aware that if your Disability is not considered a permanent and total disability within the meaning of Section 422(c)(6) of the Code, and you exercise this Option more than three (3) months following the date of your termination of service, your exercise will be treated for tax purposes as the exercise of a “nonstatutory stock option” instead of an “incentive stock option.”

(b)    Your termination as a Service Provider is due to your death. This Option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death.

(c)    Your termination as a Service Provider is due to your Retirement, and at all times on or following your Retirement Date you satisfy the “Good Leaver” and “Good Standing” requirements set forth in Section 2 above, including the completion and submission of the applicable Certification Notice by the Certification Notice Deadline. This Option will then expire on the Expiration Date set forth above. For purposes of clarification, if at any time following your Retirement Date you do not complete and submit the applicable Certification Notice by the Certification Notice Deadline or you are not in Good Standing, then this Option will then expire three (3) months following the applicable Certification Notice Deadline or following the first date you are not in Good Standing, as applicable.

(d)    Your termination as a Service Provider is due to Cause (as defined in the Plan). This Option will then expire on the date of such termination.

(e)    If during any part of such three (3)-month period you may not exercise your Option solely because of the condition set forth in Section 5 above, then your Option will not expire until the earlier of the Expiration Date set forth above or until this Option shall have been exercisable for an aggregate period of three (3) months after your termination as a Service Provider.

(f)    If your exercise of the Option within three (3) months after your termination as a Service Provider would result in liability under Section 16(b) of the Exchange Act, then your Option will expire on the earlier of (i) the Expiration Date set forth above, or (ii) the tenth (10th) day after the last date upon which exercise would result in such liability.

    However, except as provided in this Award Agreement, this Option may be exercised following your termination as a Service Provider only as to that number of Shares as to which it was exercisable on the date of termination under the provisions of Section 2 of this Award Agreement.

    In order to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the date of grant of the Option and ending on the day three (3) months before the date of the Option’s exercise, you must be an employee of the Company or any Parent or Subsidiary of the Company, except in the event of your death or Disability. The Company may provide for continued vesting or extended exercisability of your Option under certain circumstances for your benefit, but cannot guarantee that your Option will necessarily be treated as an “incentive stock option” if you provide services to the Company or any Parent or Subsidiary of the Company as a Consultant or exercise your Option more than three (3) months after the date your employment with the Company or any Parent or Subsidiary of the Company terminates.

7.    EXERCISE.

(a)    This Option is exercisable by (i) delivery of an exercise notice, in the form and manner determined by the Administrator, or (ii) following an electronic or other exercise procedure prescribed by the Administrator, which in either case shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Participant shall provide payment of any applicable tax withholding arising in connection with such exercise. This Option shall be deemed to be exercised upon receipt by the Company of a fully executed exercise notice or completion of such exercise procedure, as the Administrator may determine in its sole discretion, accompanied by any applicable tax withholding.

(b)    By exercising this Option you agree that:

(i)    as a precondition to the completion of any exercise of this Option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this Option; (2) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise; or (3) the disposition of Shares acquired upon such exercise; and

(ii)    you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of this Option that occurs within two (2) years after the date of this Option grant or within one (1) year after such Shares are transferred upon exercise of this Option.

8.    CODE SECTION 409A. Under Code Section 409A, an Option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market

Value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

9.    TRANSFERABILITY. This Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this Option. The terms of this Award Agreement (including, without limitation, Section 6(b) relating to termination as a result of death) shall apply to your beneficiaries and executors and administrators including the right to agree to any amendment of the applicable Award Agreement.

10.    ACKNOWLEDGMENTS. You acknowledge and agree to the following:

•the Plan is discretionary in nature and the Administrator may amend, suspend, or terminate it at any time;
•the grant of this Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of the options even if options have been granted in the past;
•all determinations with respect to future Option or other grants, if any, will be at the sole discretion of the Administrator;
•your participation in the Plan is voluntary;
•this Option and any Shares acquired under the Plan and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
•the future value of the Shares is unknown, indeterminable, and cannot be predicted with certainty;
•this Option and any Shares, cash, or other property acquired in connection with the exercise of the Option will be subject to the terms and conditions of any clawback policy adopted by the Company and as may be in effect from time to time, which will survive your termination as a Service Provider;
•if the underlying Shares do not increase in value, this Option will have no value;
•if you exercise this Option and acquire Shares, the value of such Shares may increase or decrease in value, even below the Option Price;
•neither the Plan nor the Option shall be construed to create a right to employment or be interpreted as forming an employment or service contract with the Company, your Employer or any Affiliate, and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate your status as a Service Provider (if any);
•no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of your status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and
•Unless otherwise provided in the Plan or by the Company in its discretion, this Option and the benefits evidenced by this Award Agreement do not create any entitlement to have this Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares of the Company.
11.    AUTHORIZATION TO RELEASE AND TRANSFER NECESSARY PERSONAL INFORMATION. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor ("Data"), for the exclusive purpose of implementing, administering and managing the Plan.
You understand that Data will be transferred to a stock plan service provider selected by the Company to assist the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your status as a Service Provider with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
12.    OPTION NOT A SERVICE CONTRACT. This Option is not a guarantee of continued service and nothing in this Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company, or of the Company to continue your service with the Company. In addition, nothing in this Option shall obligate the Company or any Affiliate, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which you might have as a Service Provider for the Company or Affiliate.

13.    COMPLIANCE WITH APPLICABLE LAWS. The vesting and exercise of the Option under the Plan and the issuance, transfer, assignment, sale, or other dealings of the Shares shall be subject to compliance by the Company (or any Affiliate) and you with all Applicable Laws.

14.    ELECTRONIC DELIVERY. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-

line or electronic system established and maintained by the Company or another third party designated by the Company. Electronic execution of this Award Agreement and/or other documents shall have the same binding effect as a written or hard copy signature and accordingly, shall bind you and the Company to all of the terms and conditions set forth in the Plan, this Award Agreement and/or such other documents.

15.    NOTICES. Any notices provided for in this Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

16.    GOVERNING PLAN DOCUMENT. This Option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this Option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Option and those of the Plan, the provisions of the Plan shall control.
17.    NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
18.    AGREEMENT SEVERABLE. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
19.    LANGUAGE. You acknowledge that you are proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Award Agreement. If you have received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
20.    STOCKHOLDER APPROVAL. This Option is subject to stockholder approval of the Plan within twelve (12) months of the Plan adoption date. If stockholder approval is not obtained within such twelve (12)-month period, this Option shall immediately terminate in its entirety.
21.    GOVERNING LAW AND VENUE. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option is made and/or to be performed.
22.    IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
23.    INSIDER TRADING/MARKET ABUSE RESTRICTIONS. By accepting the Option, you acknowledge that you are bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. You further acknowledge that, depending on your or your broker’s country or the country in which the Shares are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you should speak to your personal advisor on this matter.

24.     WAIVER. You acknowledge that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by you or any other participant.

Notice of Exercise

SVB Financial Group
Attn: Stock Administration
80 E Rio Salado Parkway Suite 600
Tempe, AZ 85281

I, _____________________ , elect to exercise the following SVB Financial Group stock option(s):

Grant	Grant	Type of	Number of Shares to be Exercised:	Exercise Price	Aggregate
Number:	Date:	Option:		Per Share:	Exercise Price:

		ISO or NQ		$	$
ISO or NQ
ISO or NQ
$
TYPE OF EXERCISE:

☐ CASH(1)	☐ CASHLESS (Sale of underlying shares of option to pay exercise price)		☐ STOCK(1)(2) (Use already-held shares to pay exercise price)
	☐ Sell shares	☐ Sell all shares listed above	Attach Share Attestation Form

BROKER INFORMATION (if applicable):

Firm:	DTC #	Account #
Contact Person:	Phone:	Fax:
☐ I authorize my broker to pay SVB Financial Group the aggregate exercise price. For non-qualified (NQ) shares, I also authorize my broker to pay Silicon Valley Bank for the applicable taxes owed.

DELIVERY INSTRUCTIONS:
☐ Mail certificate to my home address.     ☐ Deliver electronically to my Broker.

I will (i) provide any additional documents you require pursuant to the terms of the Award Agreement, (ii) pay any withholding taxes resulting from exercise of a NQ stock option, and (iii) notify you in writing within 15 days after any disposition of shares issued under an incentive stock option (ISO) that occurs within 2 years after the grant date or 1 year after the exercise date.

Very truly yours,
SS#:
Signed
Telephone:
Address
Date:

(1) The Effective Date of cash and stock exercises is the day cash, stock, or Share Attestation Form is received by Stock Administration, unless otherwise notified by Stock Administration as a result of insider trading restrictions. If delivery is made by US Mail (or overnight courier) the Effective Date is the postmark date (or pick-up date). The value of shares remitted for stock transactions is based on the closing stock price on the Effective Date.
(2) Attested shares must meet certain requirements.

Share Attestation Form

SVB Financial Group
Attn: Stock Administration
80 E Rio Salado Parkway Suite 600
Tempe, AZ 85281

I will use shares of SVB Financial Group (the “Company”) common stock I already own to pay the exercise price on the stock options identified on the attached Notice of Exercise. I will not deliver the shares. The Company will subtract the number of shares required to pay the exercise price from the underlying shares I am entitled to receive from the stock option and send me the balance.

1. I certify that I own ___________ shares of SVB Financial Group common stock (the “Attested Shares”) which I tender to pay part or all of the stock option exercise price. I hold the Attested Shares (check one):
☐ individually.  A photocopy of the stock certificate(s) is attached.
☐ jointly as ___________ .  A photocopy of the stock certificate(s) is attached.
☐ in a brokerage account in the name(s) of ___________ .  A photocopy of a brokerage statement from the preceding two months showing the Company stock is attached. (Note:  Irrelevant information related to other investments may be blocked out.)

2. I certify that (check all that apply):
☐ the Attested Shares are NOT held by a trustee or custodian in an IRA account or any tax deferral plan.
☐ I have owned the Attested Shares for AT LEAST SIX MONTHS and did not acquire them in a stock-for-stock transaction during that six months.
☐ the Attested Shares were originally acquired through an incentive stock option (ISO) exercise and
☐ I have owned ___________ shares for AT LEAST ONE YEAR; or
☐ I have owned ___________ shares for LESS THAN ONE YEAR (Note:  Attesting  ISO shares held less than one year triggers a disqualifying disposition of the Attested Shares.)
☐ the Attested Shares were purchased through the SVB Financial Group Employee Stock Purchase Plan (ESPP) and:
☐ I have owned ___________ shares for AT LEAST EIGHTEEN MONTHS; or
☐ I have owned ___________ shares for LESS THAN EIGHTEEN MONTHS (Note:  Attesting ESPP shares held  less than eighteen months triggers a disqualifying disposition of the Attested Shares.)

3. Apply toward the option price:
☐ the maximum number of whole shares necessary  to pay the aggregate exercise price of my option.  I agree to settle any fractional share balance with the Company within 2 days of the Effective Date via check.
☐ the total number of whole shares represented by this attestation to pay for only part of the exercise price.  I agree to settle the remaining balance of the aggregate exercise price by check within 1 day of the Effective Date.

Although I will not be required to make actual delivery of the Attested Shares and I will retain full ownership of the Attested Shares, I represent that I (with the consent of the joint owner, if any) have the full power to deliver the Attested Shares to the Company for their benefit.
By signing, any joint owner consents to the exercise of the stock option(s) using Attested Shares and agrees with any representations made above pursuant to the Attested Shares.

Signature of Participant	Signature of any Joint Owner

Print Name	Print Name

Effective Date